Exhibit 99.1

RUBICON TECHNOLOGY, INC. REPORTS FOURTH QUARTER AND FULL

YEAR 2007 RESULTS AND THE OPENING OF ITS NEW MANUFACTURING FACILITY

Results Driven by Strong Year-over-Year Revenue Growth of 64 Percent

New Manufacturing Facility Provides Infrastructure for Significant Expansion

Franklin Park, Ill – February 13, 2008— Rubicon Technology (NASDAQ:RBCN), a leading provider of sapphire substrates and products to the LED, RFIC, Semiconductor, and Optical industries, today reported strong financial results for its fourth quarter and full year ended December 31, 2007.

Full Year and Fourth Quarter 2007 Financial Highlights (GAAP basis unless otherwise indicated):

•	Revenue for the full year was $34.1 million, a 64 percent increase over 2006

•	Operating income in the full year 2007 was $4.3 million compared to an operating loss of $4.1 million in 2006

•	Revenue for the fourth quarter was $9.5 million, a 58 percent increase over the fourth quarter of 2006

•	Fourth quarter gross margin was 39 percent as compared to 18 percent in the fourth quarter of 2006

•	Fourth quarter diluted EPS was $(1.82) on a GAAP basis and $0.10 on a non-GAAP basis

Fourth quarter revenue was $9.5 million which represents a 58 percent increase over the fourth quarter of 2006. Net income on a non-GAAP basis for the quarter was $1.8 million, or 19 percent of revenue. This compares to a net loss in the fourth quarter of 2006 of $200,000 on a non-GAAP basis.

The Company also announced the opening of its new manufacturing facility in Bensenville, Illinois. With the infrastructure in place, the Company has begun installing crystal growth equipment. This facility will allow the Company to more than double its existing crystal growth capacity once it is completely built out.

Raja Parvez, CEO of Rubicon Technology, said, “I am very pleased with our performance in the fourth quarter. We delivered strong financial results and successfully completed our initial public offering. In addition, we completed the infrastructure for our new manufacturing facility which will provide significant incremental production capacity and enable future revenue growth. Rubicon is ideally positioned in 2008 to meet customer demand in the dynamic and high growth LED, semiconductor and optical markets we serve.”

Bill Weissman, Rubicon’s Chief Financial Officer, added, “We had another strong quarter with our eighth consecutive quarter of gross margin increases. Gross margin reached 39 percent in the fourth quarter as we continued to see a shift in revenue to larger diameter products. Fifty-five percent of our substrate revenue in the fourth quarter came from 3” or greater diameter products.”

First Quarter & Full Year 2008 Outlook

Mr. Weissman continued, “Demand remains strong in both the LED and silicon-on-sapphire (SoS) markets and, based on our expected capacity expansion, we anticipate revenue in the first quarter of 2008 of $10 million and diluted GAAP EPS of $0.09, based on a projected share count of 22.3 million shares. For the full year 2008, we anticipate revenue of between $46 and $49 million, with diluted GAAP EPS between $0.44 and $0.47 per share, based on a projected average share count of 22.7 million shares. Regarding our tax position, we had approximately $35 million left in net operating loss (NOL) carryforward at December 31, 2007. Our analysis of the NOL is complete; as a result, we believe we are not restricted in our ability to utilize the NOL carryforward. Consequently, we anticipate an effective tax rate of zero to 2 percent in 2008.”

Conference Call Details

Rubicon will host a conference call at 8:30 a.m. Eastern time on February 14, 2008 to review the highlights of the fourth quarter and full year 2007 results and the first quarter and full year 2008 outlook. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Rubicon’s website at http://www.rubicon-es2.com/index.html. An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m. February 28, 2008 and can be accessed by dialing (888)-286-8010 or (617) 801-6888 (international). Callers should reference conference ID 38847428. The webcast will be archived on the Company’s website.

About Rubicon

Rubicon Technology, Inc. is an advanced electronic materials provider that is engaged in developing, manufacturing and selling monocrystalline sapphire and other crystalline products for light-emitting diodes (LEDs), radio frequency integrated circuits (RFICs), blue laser diodes, optoelectronics and other optical applications. The Company applies its proprietary crystal growth technology to produce very high-quality sapphire in a form that allows for volume production of various sizes and orientations of substrates and windows. Rubicon is a vertically-integrated manufacturer with capabilities in crystal growth, high precision core drilling, wafer slicing, surface lapping, large-diameter polishing and wafer cleaning processes, which the Company employs to convert the bulk crystal into products with the quality and precision specified by its customers. The Company is actively developing larger diameter products to support next-generation LED, RFIC and optical window applications.

Further information is available at http://www.rubicon-es2.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the fourth quarter of 2007, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, the company claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include managing the expansion of our manufacturing capacity, market acceptance of LED lighting, our ability to adapt to future changes in the LED industry, our successful development and market acceptance of RFIC and other new products, changes in the average selling prices of sapphire products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the company’s prospectus dated November 15, 2007 included in its registration statement filed with the Securities and Exchange Commission. For these reasons, readers are cautioned not to place undue reliance on the company’s forward-looking statements. Any forward-looking statement that the company makes speaks only as of the date of such statement, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Basis for Financial Presentation:

This press release highlights the company’s financial results both in accordance with GAAP and on a non-GAAP basis. Our results of operations below the gross profit level were impacted significantly in 2007 by costs or charges that are non-recurring in nature, most of which relate to our recent initial public offering and subsequent repayment of debt. In addition, prior to our IPO in November of 2007, we had redeemable preferred stock as well as convertible preferred stock warrants outstanding which resulted in significant charges in our 2006 and 2007 results of operations. The GAAP results include certain costs, charges, and losses associated with these and other non-recurring transactions which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included in this press release.

Tables Follow

# # #

Rubicon Technology, Inc.

Condensed Statements of Operations (Unaudited)

(in thousands except share and per share amounts)

	Three months ended December 31		Twelve months ended December 31
	2007	2006	2007	2006
Revenue	$9,545	$6,054	$34,110	$20,752
Cost of goods sold	5,809	4,974	22,045	18,885

Gross profit	3,736	1,080	12,065	1,867

General and administrative expenses	2,579	679	6,157	3,298
Sales and marketing expenses	183	173	675	1,062
Research and development expenses	216	160	769	679
Asset impairment	—	933	—	933
Loss on disposal of assets	—	7	139	42

Total operating expenses	2,978	1,952	7,740	6,014

Income (loss) from operations	758	(872)	4,325	(4,147)

Other income (expense)
Interest income (expense) and other, net	(265)	(294)	(1,085)	(1,310)
Change in carrying value of convertible preferred stock warrants	(2,459)	(1,080)	(6,019)	(1,962)

Total other income (expense)	(2,724)	(1,374)	(7,104)	(3,272)

Loss before cumulative effect of change in accounting principle	(1,966)	(2,246)	(2,779)	(7,419)

Cumulative effect of change in accounting principle	—	—	—	(221)

Net loss	(1,966)	(2,246)	(2,779)	(7,640)
Dividends on preferred stock	(913)	(1,430)	(5,625)	(5,563)
Accretion of redeemable preferred stock	(13,712)	(17,289)	(59,934)	(23,416)

Net loss attributable to common stockholders	$(16,591)	$(20,965)	$(68,338)	$(36,619)

Net loss per common share attributable to common stockholders:
Basic	$(1.82)	$(83.15)	$(27.19)	$(146.57)
Diluted	$(1.82)	$(83.15)	$(27.19)	$(146.57)

Weighted average common shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	9,118,522	252,124	2,513,487	249,843

Rubicon Technology, Inc.

Condensed Balance Sheet (Unaudited)

(in thousands)

	December 31, 2007	December 31, 2006
Assets
Cash and cash equivalents	$4,380	$3,638
Restricted cash	10	19
Short term investments	70,965	—
Accounts receivable, net	4,673	2,925
Inventories, net	2,522	1,631
Other current assets	2,558	1,487

Total current assets	85,108	9,700
Property and equipment – net	26,303	19,263
Other assets	—	57

Total assets	$111,411	$29,020

Liabilities, redeemable equity and stockholders’ equity (deficit)
Accounts payable	$2,572	$1,481
Current maturities of long-term debt and capital lease obligations	43	2,223
Lines of credit, net of unamortized discount	—	973
Accrued and other current liabilities	3,039	1,638
Convertible preferred stock warrant liability	—	3,773

Total current liabilities	5,654	10,088
Long-term debt and capital lease obligations, less current maturities	—	2,628

Total liabilities	5,654	12,716
Redeemable equity	—	93,897
Stockholders’ equity (deficit)	105,757	(77,593)

Total liabilities, redeemable equity and stockholders’ equity (deficit)	$111,411	$29,020

Rubicon Technology, Inc.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	Years ended December 31,
	2007	2006
Operating activities

Net loss	$(2,779)	$(7,640)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in carrying value of convertible stock warrants	6.019	2,183
Depreciation	3,355	3,091
Other	1,672	1,438
Changes in operating assets and liabilities:
Trade accounts receivable, net	(1,748)	(829)
Inventory, net	(891)	1,402
Other assets	(1,014)	(137)
Accounts payable	1,092	661
Other liabilities	1,400	490

Net cash provided by operating activities	7,106	659

Investing activities
Purchases of property and equipment	(10,564)	(2,373)
Purchase of investments	(70,941)	—
Proceeds from disposal of assets	30	45

Net cash used in investing activities	(81,475)	(2,328)

Financing activities
Proceeds from IPO, net of costs	81,045	—
Proceeds from sale of preferred stock		5,553
Loan proceeds (payments), net	(4,992)	(1,546)
Line of credit draws (payments), net	(973)	(166)
Other financing activities	31	—

Net cash provided by financing activities	75,111	3,841

Increase in cash and cash equivalents	742	2,172
Cash and cash equivalents at beginning of year	3,638	1,466

Cash and cash equivalents at end of year	$4,380	$3,638

Rubicon Technology, Inc.

Q4 Reconciling Items to Financial Statements – GAAP to Non-GAAP

(Unaudited)

(dollars in thousands except per share amounts)

	Three months ended December 31, 2007				Three months ended December 31, 2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue	$9,545	$—		$9,545	$6,054	$—		$6,054
Cost of goods sold	5,809	—		5,809	4,974	—		4,974

Gross profit	3,736	—		3,736	1,080	—		1,080

General and administrative expenses	2,579	(808	) (a)	1,771	679	—		679
Sales and marketing expenses	183	—		183	173	—		173
Research and development expenses	216	—		216	160	—		160
Asset impairment	—	—		—	933	(933)		—
Loss on disposal of assets	—	—		—	7	—		7

Total operating expenses	2,978	(808)		2,170	1,952	(933)		1,019

Income (loss) from operations	758	808		1,566	(872)	933		61

Other income (expense)
Interest income (expense) and other, net	(265)	503	(b)	238	(294)	—		(294)
Change in carrying value of convertible preferred stock warrants	(2,459)	2,459	(c)	—	(1,080)	1,080	(c)	—

Total other income (expense)	(2,724)	2,962		238	(1,374)	1,080		(294)

Net income (loss)	(1,966)	3,770		1,804	(2,246)	2,013		(233)
Dividends on preferred stock	(913)	913	(d)	—	(1,430)	1,430	(d)	—
Accretion of redeemable preferred stock	(13,712)	13,712	(d)	—	(17,289)	17,289	(d)	—

Net income (loss) attributable to common stockholders	$(16,591)	$18,395		$1,804	$(20,965)	$20,732		$(233)

Net income (loss) per common share attributable to common stockholders:
Basic	$(1.82)	$2.02		$0.20	$(83.15)	$82.23		$(0.92)
Diluted	$(1.82)	$1.92		$0.10	$(83.15)	$82.23		$(0.92)
Weighted average number of common shares outstanding	9,118,522	—		9,118,522	252,124	—		252,124
Weighted average number of common and dilutive shares outstanding	9,118,522	8,869,837		17,988,359	252,124	—		252,124

(a)	Stock based compensation expense of $383,000 associated with the accelerated vesting of stock options triggered by the completion of an initial public offering, a write off of $230,000 of unamortized loan fees associated with the repayment of debt and $195,000 settlement of a complaint filed by Saint-Gobain Ceramics & Plastics, Inc.
(b)	Write off of unamortized interest associated with the repayment of debt.
(c)	Change in carrying value of redeemable convertible preferred stock warrants. All such warrants were converted to non-redeemable common stock warrants or net exercised at the initial public offering.
(d)	Accrued dividends and accretion of redemption value of redeemable preferred stock. All preferred stock and dividends were converted into common stock at the initial public offering.

Rubicon Technology, Inc.

Full Year Reconciling Items to Financial Statements – GAAP to Non-GAAP

(Unaudited)

(dollars in thousands except per share amounts)

	Twelve months ended December 31, 2007				Twelve months ended December 31, 2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue	$34,110	$—		$34,110	$20,752	$—		$20,752
Cost of goods sold	22,045	—		22,045	18,885	—		18,885

Gross profit	12,065	—		12,065	1,867	—		1,867

General and administrative expenses	6,157	(1,116	)(a)(b)	5,041	3,298	(54	) (a)	3,244
Sales and marketing expenses	675	—		675	1,062	—		1,062
Research and development expenses	769	—		769	679	—		679
Asset impairment	—	—		—	933	(933)		—
Loss on disposal of assets	139	—		139	42	—		42

Total operating expenses	7,740	(1,116)		6,624	6,014	(987)		5,027

Income (loss) from operations	4,325	1,116		5,441	(4,147)	987		(3,160)

Other income (expense)
Interest income (expense) and other, net	(1,085)	611	(c)	(474)	(1,310)			(1,310)
Change in carrying value of convertible preferred stock warrants	(6,019)	6,019	(d)	—	(1,962)	1,962	(d)	—

Total other income (expense)	(7,104)	6,630		(474)	(3,272)	1,962		(1,310)

Loss before cumulative effect of change in accounting principle	(2,779)	7,746		4,967	(7,419)	2,949		(4,470)

Cumulative effect of change in accounting principle	—	—		—	(221)	221		—

Net income (loss)	(2,779)	7,746		4,967	(7,640)	3,170		(4,470)
Dividends on preferred stock	(5,625)	5,625	(e)	—	(5,563)	5,563	(e)	—
Accretion of redeemable preferred stock	(59,934)	59,934	(e)	—	(23,416)	23,416	(e)	—

Net income (loss) attributable to common stockholders	$(68,338)	$73,305		$4,967	$(36,619)	$32,149		$(4,470)

Net income (loss) per common share attributable to common stockholders:

Basic	$(27.19)	$29.17		$1.98	$(146.57)	$128.68		$(17.89)
Diluted	$(27.19)	$27.49		$0.30	$(146.57)	$128.68		$(17.89)
Weighted average number of common shares outstanding	2,513,487	—		2,513,487	249,843	—		249,843
Weighted average number of common and dilutive shares outstanding	2,513,487	13,896,467		16,409,954	249,843	—		249,843

(a)	Stock based compensation expense of $580,000 in 2007 and $54,000 in 2006 associated with the accelerated vesting of stock options triggered by the completion of an initial public offering or issuance of fully vested stock options.
(b)	Write off of $341,000 of fees associated with the restructuring and subsequent repayment of debt and $195,000 settlement of a complaint filed by Saint-Gobain Ceramics & Plastics, Inc.
(c)	Write off of unamortized interest associated with the repayment of debt.
(d)	Change in carrying value of redeemable convertible preferred stock warrants. All such warrants were converted to non-redeemable common stock warrants or net exercised at the initial public offering.
(e)	Accrued dividends and accretion of redemption value of redeemable preferred stock. All preferred stock and dividends were converted into common stock at the initial public offering.